Exhibit 23.3

To the Board of Directors and

Shareholders of Toppoint Holdings, Inc.

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated April 15, 2025, relating to the consolidated financial statements of Toppoint Holdings, Inc. as of and for the year ended December 31, 2024 appearing in the Annual Report on Form 10-K, filed on April 15, 2025.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

Very truly yours,

Diamond Bar, California

June 23, 2026